Exhibit 16.2


Accountants and Management Consultants                            GRANT THORNTON





September 2, 2003


Securities and Exchange Commission
Washington, D.C.  20549


Re:      Northwest Gold, Inc.
         File No. 000-10229


Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A2 of Pogo! Products, Ltd. (formerly Northwest Gold, Inc.) dated September 2, 2003, and agree with the statements concerning our Firm contained therein as they relate to Northwest Gold, Inc.


Very truly yours,


                                        s/Grant Thornton LLP






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